                                                                    Exhibit 10.1

                               BSQUARE CORPORATION
                           SECOND AMENDED AND RESTATED
                                   STOCK PLAN

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                                                                               .
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
1.  DEFINITIONS.........................................................    1

2.  PURPOSES............................................................    4

3.  ADMINISTRATION......................................................    4
   (A) COMMITTEE........................................................    4
   (B) APPOINTMENT OF COMMITTEE.........................................    4
   (C) POWERS; REGULATIONS..............................................    4
   (D) DELEGATION TO EXECUTIVE OFFICER..................................    5

4.  ELIGIBILITY.........................................................    5

5.  STOCK...............................................................    5

6.  TERMS AND CONDITIONS OF OPTIONS.....................................    6
   (A) NUMBER OF SHARES AND TYPE OF OPTION..............................    6
   (B) DATE OF GRANT....................................................    6
   (C) OPTION PRICE.....................................................    6
   (D) DURATION OF OPTIONS..............................................    7
   (E) VESTING SCHEDULE AND EXERCISABILITY OF OPTIONS...................    7
   (F) ACCELERATION OF VESTING..........................................    8
   (G) TERM OF OPTION...................................................    8
   (H) EXERCISE OF OPTIONS..............................................    9
   (I) PAYMENT UPON EXERCISE OF OPTION..................................    9
   (J) RIGHTS AS A SHAREHOLDER..........................................   10
   (K) TRANSFER OF OPTION...............................................   10
   (L) SECURITIES REGULATION AND TAX WITHHOLDING........................   11
   (M) STOCK SPLIT, REORGANIZATION OR LIQUIDATION.......................   12
   (N) APPROVED TRANSACTIONS; CONTROL PURCHASE..........................   13

7.  TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS...................   14
   (A) AWARD OF STOCK APPRECIATION RIGHTS...............................   14
   (B) RESTRICTIONS OF TANDEM SARS......................................   14
   (C) AMOUNT OF PAYMENT UPON EXERCISE OF SARS..........................   14
   (D) FORM OF PAYMENT UPON EXERCISE OF SARS............................   15
   (E) TAX WITHHOLDING; STOCK ADJUSTMENTS; APPROVED TRANSACTIONS;
       ETC..............................................................

8.  RESTRICTED STOCK AWARDS.............................................   15
   (A) NATURE OF RESTRICTED STOCK AWARDS................................   15
   (B) RIGHTS AS A SHAREHOLDER..........................................   15
   (C) RESTRICTIONS.....................................................   15
   (D) VESTING OF RESTRICTED STOCK......................................   16
   (E) WAIVER, DEFERRAL AND REINVESTMENT OF DIVIDENDS...................   16
   (F) TAX WITHHOLDING; STOCK ADJUSTMENTS; APPROVED TRANSACTIONS;
       ETC..............................................................

9.  UNRESTRICTED STOCK AWARDS...........................................   16
   (A) GRANT OR SALE OF UNRESTRICTED STOCK..............................   16
   (B) ELECTIONS TO RECEIVE UNRESTRICTED STOCK IN LIEU OF COMPENSATION..   16
   (C) RESTRICTIONS ON TRANSFERS........................................   16
   (D) TAX WITHHOLDING; STOCK ADJUSTMENTS; APPROVED TRANSACTIONS;
       ETC..............................................................

10. EFFECTIVE DATE; TERM................................................   16

11. NO OBLIGATIONS TO EXERCISE AWARD....................................   20

12. NO RIGHT TO AWARDS OR TO EMPLOYMENT.................................   20

13. APPLICATION OF FUNDS................................................   20

14. INDEMNIFICATION OF COMMITTEE........................................   20

15. SHAREHOLDERS AGREEMENT..............................................   21

16. SEPARABILITY........................................................   21

17. NON-EXCLUSIVITY OF THE PLAN.........................................   21

18. EXCLUSION FROM PENSION AND PROFIT-SHARING COMPUTATION...............   21

19. AMENDMENT OF PLAN...................................................   21

                               BSQUARE CORPORATION
                           SECOND AMENDED AND RESTATED
                                   STOCK PLAN

1. DEFINITIONS.

     Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural).

     (a) "AGREEMENT" means a written agreement approved by the Committee evidencing Awards granted under the Plan.

     (b)  "APPROVED TRANSACTION" means

          (i) a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Company to the public with aggregate proceeds paid to the Company of not less than $10,000,000 (after the deduction of underwriting commissions and offering expenses);

          (ii) the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions resulting in the exchange of the outstanding shares of the Company for securities of, or consideration issued, or caused to be issued by, the acquiring entity or any of its affiliates, provided, that after such event the shareholders of the Company immediately prior to the event own less than a majority of the outstanding voting equity securities of the surviving entity immediately following the event;

          (iii) any liquidation or dissolution of the Company; and

          (iv) any sale, lease, exchange or other transfer not in the ordinary course of business (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

     (c) "AWARD" means any award granted under the Plan, including Options, Stock Awards and SARs.

     (d) "AWARDEE" means any person to whom an Award is granted under the Plan (as well as any permitted transferee of an Award).

     (e)  "BOARD" means the Board of Directors of the Company.

     (f) "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific section of the Code shall include any successor section.

     (g) "COMMITTEE" shall mean the Board, or the committee appointed by the Board pursuant to Section 3(b) of the Plan, if it is administering the Plan.

     (h)  "COMMON STOCK" means the Common Stock, no par value, of the Company.

     (i)  "COMPANY" means BSQUARE CORPORATION, a Washington corporation.

     (j) "CONTROL PURCHASE" means any transaction (or series of related transactions) in which any person, corporation or other entity (including any "person" as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, but excluding the Company and any employee benefit plan sponsored by the Company):

          (i) purchases any Common Stock (or securities convertible into Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer unless by the terms of such offer the offeror, upon consummation thereof, would be the "beneficial owner" (as that term is defined in Rule 13d-3 under the Exchange Act) of less than 30% of the shares of Common Stock then outstanding; or

          (ii) becomes the "beneficial owner," directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company's securities);

          provided, however, that the foregoing shall not constitute a Control Purchase if the transactions or related transactions received the prior approval of a majority of all of the directors of the Company, excluding for such purpose the votes of directors who are directors or officers of, or have a material financial interest in any Person (other than the Company) who is a party to the event specified in either clauses (i) or (ii).

     (k) "COVERED EMPLOYEE" has the meaning given to it by Section 162(m)(3) of the Code.

     (l) "DATE OF GRANT" means that date the Committee has deemed to be the effective date of the Award for purposes of the Plan.

     (m) "DISABILITY" means any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months that renders the Awardee unable to engage in any substantial gainful activity.

     (n) "EFFECTIVE DATE" means at the time specified in the resolutions of the Board adopting the Plan.

     (o) "EMPLOYEES" means individuals employed by the Company or a Related Corporation.

     (p) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific section of the Exchange Act shall include any successor section.

     (q)  "EXECUTIVE OFFICER" shall be defined in Section 3(d).

     (r) "FAIR MARKET VALUE" means, if the Common Stock is publicly traded, the last sales price (or, if no last sales price is reported, the average of the high bid and low asked prices) for a share of Common Stock on that day (or, if that day is not a trading day, on the next preceding trading day), as reported by the principal exchange on which the Common Stock is listed, or, if the Common Stock is publicly traded but not listed on an exchange, as reported by The Nasdaq Stock Market, or if such prices or quotations are not reported by The Nasdaq Stock Market, as reported by any other available source of prices or quotations selected by the Committee. If the Common Stock is not publicly traded or if the Fair Market Value is not determinable by any of the foregoing means, the Fair Market Value on any day shall be determined in good faith by the Committee on the basis of such considerations as the Committee deems important.

     (s) "IMMEDIATE FAMILY MEMBER" means a spouse, children or grandchildren of the Optionee.

     (t) "INCENTIVE STOCK OPTION" means an Option that is an incentive stock option within the meaning of Section 422 of the Code.

     (u) "NON-EMPLOYEE DIRECTOR" has the meaning given to it by Rule 16b-3 promulgated under the Exchange Act of 1934.

     (v) "NON-INSIDERS" has the meaning given to by Section 162(m)(3) of the Code.

     (w) "NON-QUALIFIED STOCK OPTION" means an Option that is not an Incentive Stock Option.

     (x) "OPTION" means an option with respect to shares of Common Stock awarded pursuant to Section 6.

     (y) "OPTIONEE" means any person to whom an Option is granted under the Plan (as well as any permitted transferee of an Option).

     (z) "OUTSIDE DIRECTOR" has the meaning given to it by the regulations promulgated under Section 162(m) of the Code.

     (aa) "PLAN" means the BSQUARE CORPORATION Second Amended and Restated Stock Plan.

     (bb) "QUALIFIED PERFORMANCE-BASED COMPENSATION" has the meaning given to it by the regulations promulgated under Section 162(m) of the Code.

     (cc) "RELATED CORPORATION" means any corporation (other than the Company) that is a "parent corporation" of the Company or "subsidiary corporation" of the Company, as defined in Sections 424(e) and 424(f), respectively, of the Code.

     (dd) "RESTRICTED STOCK AWARDS" means Awards granted pursuant to Section 8.

     (ee) "SARS" means Awards granted pursuant to Section 7.

     (ff) "SECTION 16 INSIDERS" means individuals who are subject to Section 16(b) of the Exchange Act with respect to the Common Stock.

     (gg) "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, or any successor statute or statutes thereto. References to any specific section of the Securities Act shall include any successor section.

     (hh) "STOCK AWARDS" means Restricted and Unrestricted Stock Awards granted pursuant to Sections 8 and 9, respectively.

     (ii) "TEN PERCENT SHAREHOLDER" means a person who owns more than ten percent of the total combined voting power of the Company or any related corporation as determined with reference to Section 424(d) of the Code.

     (jj) "UNRESTRICTED STOCK AWARDS" means Awards granted pursuant to Section
          9.

2. PURPOSES.

     The purposes of the Plan are to retain the services of directors, valued key employees and consultants of the Company and such other persons as the Committee shall select in accordance with Section 4, to encourage such persons to acquire a greater proprietary interest in the Company, thereby strengthening their incentive to achieve the objectives of the shareholders of the Company, and to serve as an aid and inducement in hiring new employees and to provide an equity incentive to directors, consultants and other persons selected by the Committee.

3. ADMINISTRATION.

     (A)  COMMITTEE.

     The Plan shall be administered by the Board unless the Board appoints a separate committee of the board to administer the Plan pursuant to Section 3(b) below. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully effective as if it had been taken at a meeting.

     (B)  APPOINTMENT OF COMMITTEE.

     The Board may appoint a committee consisting of two or more of its members to administer the Plan. The Board shall consider whether a director is (i) an Outside Director and (ii) a Non-Employee Director when appointing any such Committee and shall appoint solely two or more individuals who qualify as Outside Directors if the Board intends for compensation attributable to Options to be Qualified Performance-Based Compensation. The Committee shall have the powers and authority vested in the Board hereunder (including the power and authority to interpret any provision of the Plan or of any Option). The members of any such Committee shall serve at the pleasure of the Board.

     (C)  POWERS; REGULATIONS.

     Subject to the provisions of the Plan, and with a view to effecting its purpose, the Committee shall have sole authority, in its absolute discretion, to:

          (i)  construe and interpret the Plan;

          (ii) define the terms used in the Plan;

          (iii) prescribe, amend and rescind rules and regulations relating to the Plan;

          (iv) correct any defect, supply any omission or reconcile any inconsistency in the Plan;

          (v)  grant Awards under the Plan;

          (vi) determine the individuals to whom Awards shall be granted under the Plan and the type of Award;

          (vii) determine the time or times at which Awards shall be granted under the Plan;

          (viii) determine the number of shares of Common Stock subject to each Award, the exercise price of each Award, the duration of each Award and the times at which each Award shall become exercisable;

          (ix) determine all other terms and conditions of Awards; and

          (x) make all other determinations necessary or advisable for the administration of the Plan.

     All decisions, determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs and beneficiaries.

     (D)  DELEGATION TO EXECUTIVE OFFICER.

     The Committee may by resolution delegate to one or more executive officers (the "Executive Officer") of the Company the authority to grant Awards under the Plan to employees of the Company who, at the time of grant, are not Section 16 Insiders nor Covered Employees; provided, however, that the authority delegated to the Executive Officer under this Section 3 shall not exceed that of the Committee under the provisions of the Plan and shall be subject to such limitations, in addition to those specified in this Section 3, as may be specified by the Committee at the time of delegation.

4. ELIGIBILITY.

     Incentive Stock Options may be granted to any individual who, at the time such Options are granted, is an Employee, including Employees who are also directors of the Company. Other Awards may be granted to Employees and to such other persons as the Committee shall select. Awards may be granted in substitution for outstanding options or equity-based awards of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization between such other corporation and the Company or any subsidiary of the Company. At such point as the Company first becomes subject to the periodic reporting requirements of Section 12 of the Exchange Act, no person shall be eligible to receive in any fiscal year Awards for more than 500,000 shares of Common Stock (subject to adjustment as set forth herein).

5. STOCK.

     The Company is authorized to grant up to a total of 9,857,755 shares of the Company's authorized but unissued, or reacquired, Common Stock pursuant to Awards under the Plan; provided, however, that the number of shares reserved for issuance under the Plan during each of the Company's fiscal years beginning on January 1, 2003 shall be increased annually by an amount equal to the lesser of
(A) four percent (4%) of the Company's outstanding shares at the end of the previous fiscal year, (B) an amount determined by the Board of Directors or (C) 1,500,000 shares. The number of shares with respect to which Awards may be granted hereunder (including the amount of the annual increase described in this Section 5) is subject to adjustment as set forth herein. In the event that any outstanding Award expires or is terminated for any reason, the shares of Common Stock allocable to the unexercised or forfeited portion of such Award may again be subject to an Award granted to the same Awardee or to a different person eligible under Section 4; provided, however, that any expired or terminated Awards will be counted against the maximum number of shares with respect to which Awards may be granted to any particular person as set forth in Section 4.

6. TERMS AND CONDITIONS OF OPTIONS.

     Each Option granted under the Plan shall be evidenced by an Agreement. Agreements may contain such provisions, not inconsistent with the Plan, as the Committee or Executive Officer, in its discretion, may deem advisable. All Options also shall comply with the following requirements:

     (A)  NUMBER OF SHARES AND TYPE OF OPTION.

     Each Agreement shall state the number of shares of Common Stock to which it pertains and whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option. In the absence of action to the contrary by the Committee or Executive Officer in connection with the grant of an Option, all Options shall be Non-Qualified Stock Options. The aggregate Fair Market Value (determined at the Date of Grant) of the Common Stock with respect to which the Incentive Stock Options granted to the Optionee and any incentive stock options granted to the Optionee under any other stock option plan of the Company, any Related Corporation or any predecessor corporation are exercisable for the first time by the Optionee during any calendar year shall not exceed $100,000, or such other limit as may be prescribed by the Code. If

          (i) an Optionee holds one or more Incentive Stock Options under the Plan (and/or any incentive stock options under any other stock option plan of the Company, any Related Corporation or any predecessor corporation), and

          (ii) the aggregate Fair Market Value of the shares of Common Stock with respect to which, during any calendar year, such Options become exercisable for the first time exceeds $100,000 (said value to be determined as provided above), then such Option or Options are intended to qualify under Section 422 of the Code with respect to the maximum number of such shares as can, in light of the foregoing limitation, be so qualified, with the shares so qualified to be the shares subject to the Option or Options earliest granted to the Optionee. If an Option that would otherwise qualify as an Incentive Stock Option becomes exercisable for the first time in any calendar year for shares of Common Stock that would cause such aggregate Fair Market Value to exceed $100,000, then the portion of the Option in respect of such shares shall be deemed to be a Non-Qualified Stock Option.

     (B)  DATE OF GRANT.

     Each Agreement shall state the Date of Grant.

     (C)  OPTION PRICE.

     Each Agreement shall state the price per share of Common Stock at which it is exercisable. The exercise price shall be fixed by the Committee or Executive Officer at whatever price the Committee or Executive Officer may determine in the exercise of its sole discretion; provided, however, that the per share exercise price for an Incentive Stock Option shall not be less than the Fair Market Value at the Date of Grant; provided further, that with respect to Incentive Stock Options granted to Ten Percent Shareholders of the Company, the per share exercise price shall not be less than 110 percent (110%) of the Fair Market Value at the Date of Grant; and, provided further, that Options granted in substitution for outstanding options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization involving such other corporation and the Company or any subsidiary of the Company may be granted with an exercise price equal to the exercise price for the substituted option of the other corporation, subject to any adjustment consistent with the terms of the transaction pursuant to which the substitution is to occur.

     (D)  DURATION OF OPTIONS.

     On the Date of Grant, the Committee or Executive Officer shall designate, subject to Section 6(g), the expiration date of the Option, which date shall not be later than ten (10) years from the Date of Grant in the case of Incentive Stock Options; provided, however, that the expiration date of any Incentive Stock Option granted to a Ten Percent Shareholder shall not be later than five
(5) years from the Date of Grant. In the absence of action to the contrary by the Committee in connection with the grant of an Option, and except in the case of Incentive Stock Options granted to Ten Percent Shareholders, all Options granted under this Section 6 shall expire ten (10) years from the Date of Grant.

     (E)  VESTING SCHEDULE AND EXERCISABILITY OF OPTIONS

     No Option shall be exercisable until it has vested. The vesting schedule for each Option shall be specified by the Committee or Executive Officer at the time of grant of the Option; provided, however, that if no vesting schedule is specified at the time of grant, the Option shall be vested according to the following schedule:

    Number of Years of
   Continuous Employment         Portion of Total
With the Company Following   Option Which Will Become
        Grant Date                    Vested
--------------------------   ------------------------
             1                          25%
             2                          50%
             3                          75%
             4                         100%

     The Committee or Executive Officer may specify a vesting schedule for all or any portion of an Option based on the achievement of performance objectives established in advance of the commencement by the Optionee of services related to the achievement of the performance objectives. Performance objectives shall be expressed in terms of one or more of the following: return on equity, return on assets, share price, market share, sales, earnings per share, costs, net earnings, net worth, inventories, cash and cash equivalents, gross margin or the Company's performance relative to its internal business plan. Performance objectives may be in respect of the performance of the Company as a whole (whether on a consolidated or unconsolidated basis), a Related Corporation, or a subdivision, operating unit, product or product line of the foregoing. Performance objectives may be absolute or relative and may be expressed in terms of a progression or a range. An Option which is exercisable (in whole or in part) upon the achievement of one or more performance objectives may be exercised only upon completion of the following process: (a) the Optionee must deliver written notice to the Company that the performance objective has been achieved and demonstrating, if necessary, how the objective has been satisfied,
(b) within 45 days after receipt of such notice, the Committee will make a good faith determination whether such performance objective has been achieved and deliver written notice to the Optionee detailing the results of such determination; if the Company fails to respond with such 45-day period, then the performance objective shall be presumed to have been achieved and (c) upon receipt of written notice from the Company that the performance objective has been achieved (or upon expiration of such 45-day period without a determination by the Company), the Optionee may exercise the Option; upon receipt of written notice from the Company that the performance objective has not been achieved, the Optionee shall have 15 days to appeal the Company's determination and the Company shall have 15 days after the receipt of such appeal to consider the issues presented by the Optionee and make a determination on the appeal, which determination shall be conclusive and binding on the Optionee.

     (F)  ACCELERATION OF VESTING.

     Except to the extent that such acceleration would render unavailable "pooling of interests" accounting treatment for any reorganization, merger or consolidation of the Company, the vesting of one or more outstanding Options may be accelerated by the Board at such times and in such amounts as it shall determine in its sole discretion.

     (G)  TERM OF OPTION.

     Any vested Option granted to an Optionee shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events:

          (i) as designated by (x) the Board in accordance with Section 6(n) hereof or (y) the Committee or the Executive Officer in accordance with Section 6(d) hereof;

          (ii) the date of the Optionee's termination of employment or contractual relationship with the Company or any Related Corporation for cause (as determined in the sole discretion of the Committee);

          (iii) the expiration of ninety (90) days from the date of the Optionee's termination of employment or contractual relationship with the Company or any Related Corporation for any reason whatsoever other than cause, death or Disability unless the exercise period is extended by the Committee a date not later than the expiration date of the Option;

          (iv) the expiration of one year from (A) the date of death of the Optionee or (B) cessation of the Optionee's employment or contractual relationship by reason of Disability unless the exercise period is extended by the Committee until a date not later than the expiration date of the Option; or

          (v) any other event specified by the Committee at the time of grant of the Option.

     If an Optionee's employment or contractual relationship is terminated by death, any Option granted to the Optionee shall be exercisable only by the person or persons to whom such Optionee's rights under such Option shall pass by the Optionee's will or by the laws of descent and distribution of the state or county of the Optionee's domicile at the time of death. The Committee shall determine whether an Optionee has incurred a Disability on the basis of medical evidence reasonably acceptable to the Committee. Upon making a determination of Disability, the Committee shall, for purposes of the Plan, determine the date of an Optionee's termination of employment or contractual relationship.

     Unless accelerated in accordance with Section 6(f), any unvested Option granted to an Optionee shall terminate immediately upon termination of employment of the Optionee by the Company for any reason whatsoever, including death or Disability. For purposes of the Plan, transfer of employment between or among the Company and/or any Related Corporation shall not be deemed to constitute a termination of employment with the Company or any Related Corporation. For purposes of this subsection with respect to Incentive Stock Options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Committee). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first ninety (90) days of such leave, unless the Optionee's re-employment rights are guaranteed by statute or by contract.

     (H)  EXERCISE OF OPTIONS.

     If less than all of the shares included in an Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration date with respect to, or the termination of, the Option. No portion of any Option may be exercised for less than one hundred (100) shares (as adjusted pursuant to Section 6(m)); provided, however, that if the Option is less than one hundred
(100) shares, it may be exercised with respect to all shares for which it is vested. Only whole shares may be issued upon exercise of an Option, and to the extent that an Option covers less than one (1) share, it is unexercisable.

     An Option or any portion thereof may be exercised by giving written notice to the Company upon such terms and conditions as the Agreement evidencing the Option may provide and in accordance with such other procedures for the exercise of an Option as the Committee may establish from time to time. Such notice shall be accompanied by payment in the amount of the aggregate exercise price for such shares, which payment shall be in the form specified in Section 6(i). The Company shall not be obligated to issue, transfer or deliver a certificate of Common Stock to the holder of any Option until provision has been made by the holder, to the satisfaction of the Company, for the payment of the aggregate exercise price for all shares for which the Option shall have been exercised and for satisfaction of any tax withholding obligations associated with such exercise. Options granted to an Optionee are, during the Optionee's lifetime, exercisable only by the Optionee or a transferee who takes title to the Option in the manner permitted by Section 6(k).

     (I)  PAYMENT UPON EXERCISE OF OPTION.

     Upon the exercise of an Option, the Optionee shall pay to the Company the aggregate exercise price therefor in cash, by certified or cashier's check. In addition, such Optionee may pay for all or any portion of the aggregate exercise price by complying with one or more of the following alternatives:

          (1) by delivering to the Company whole shares of Common Stock then owned by such Optionee, or, subject to the prior approval of the Committee, by the Company withholding whole shares of Common Stock otherwise issuable to the Optionee upon exercise of the Option, which shares of Common Stock received or withheld shall be valued for such purpose at their Fair Market Value on the date of exercise.

          (2) by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price;

          (3) by any combination of the foregoing methods of payment; or

          (4) by complying with any other payment mechanism, including through the execution of a promissory note, as may be permitted for the issuance of equity securities under applicable securities and other laws and approved by the Committee at the time of exercise.

     (J)  RIGHTS AS A SHAREHOLDER.

     An Optionee shall have no rights as a shareholder with respect to any shares of Common Stock issuable upon exercise of the Option until such holder becomes a record holder of such shares. Subject to the provisions of Sections 6(m), no rights shall accrue to an Optionee and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the Common Stock for which the record date is prior to the date such Optionee becomes a record holder of the shares of Common Stock issuable upon exercise of such Option.

     (K)  TRANSFER OF OPTION.

     Options granted under the Plan and the rights and privileges conferred by the Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will, by applicable laws of descent and distribution or pursuant to a domestic relations order (as defined in the Code or Title I of the Employment Retirement Income Security Act of 1974 or the rules or regulations thereunder), and shall not be subject to execution, attachment or similar process; provided, however, that solely with respect to Non-Qualified Stock Options, the Committee may, in its discretion, authorize all or a portion of the Options to be granted to an Optionee to be on terms which permit transfer by such Optionee to:

          (i)  Immediate Family Members,

          (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or

          (iii) a partnership in which such Immediate Family Members are the only partners, provided that:

               (x)  there may be no consideration for any such transfer,

               (y) the Agreement evidencing such Options must be approved by Committee, and must expressly provide for transferability in a manner consistent with this Section, and

               (z) subsequent transfers of transferred Options shall be prohibited other than by will, by applicable laws of descent and distribution or pursuant to a domestic relations order (as defined in the Code or Title I of the Employment Retirement Income Security Act of 1974 or the rules or regulations thereunder).

Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 6(l)(2), the term "Optionee" shall be deemed to refer to the initial transferor. The events of termination of employment of
Section 6(g) shall continue to be applied with respect to the original Optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods, specified in Section 6(g). Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by the Plan contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by the Plan, such Option shall thereupon terminate and become null and void.

     (L)  SECURITIES REGULATION AND TAX WITHHOLDING.

          (1) No shares of Common Stock shall be issued upon exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act, the Exchange Act, the rules and regulations thereunder and the requirements of any stock exchange upon which such shares may then be listed, and such issuance shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of such shares. The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance and sale of any shares under the Plan, or the unavailability of an exemption from registration for the issuance and sale of any shares under the Plan, shall relieve the Company of any liability with respect to the non-issuance or sale of such shares.

     As long as the Common Stock is not registered under the Exchange Act, the Company intends that all offers and sales of Options and shares of Common Stock issuable upon exercise of Options shall be exempt from registration under the provisions of Section 5 of the Securities Act, and the Plan shall be administered in a manner so as to preserve such exemption. The Company also intends that the Plan shall constitute a written compensatory benefit plan, within the meaning of Rule 701(b) promulgated under the Securities Act, and that each Option granted pursuant to the Plan at a time when the Common Stock is not registered under the Exchange Act shall, unless otherwise specified by the Committee at the time the Option is granted or at any time thereafter, be granted in reliance on the exemption from the registration requirements of
Section 5 of the Securities Act provided by Rule 701.

     As a condition to the exercise of an Option, the Committee may require the Optionee to represent and warrant in writing at the time of such exercise that the shares of Common Stock issuable upon exercise of the Option are being purchased only for investment and without any then-present intention to sell or distribute such shares. At the option of the Committee, a stop-transfer order against such shares may be placed on the stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the certificates representing such shares in order to assure an exemption from registration. The Committee also may require such other documentation as it shall, in its discretion, deem necessary from time to time to comply with federal and state securities laws. THE COMPANY HAS NO OBLIGATION TO UNDERTAKE REGISTRATION OF ANY OPTION OR ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF ANY OPTION.

          (2) The Optionee shall pay to the Company by certified or cashier's check, promptly upon exercise of the Option or, if later, the date that the amount of such obligations becomes determinable, all applicable federal, state, local and foreign withholding taxes that the Committee, in accordance with the applicable rules and regulations, determines to result from the exercise of the Option or from a transfer or other disposition of shares of Common Stock acquired upon exercise of the Option or otherwise related to the Option or shares of Common Stock acquired upon exercise of the Option, which determination by the Committee of the amount due shall be binding upon the Optionee. Upon approval of the Committee, such Optionee may satisfy such obligation by complying with one or more of the following alternatives selected by the
Committee:

               (A) by delivering to the Company whole shares of Common Stock then owned by such Optionee, or by the Company withholding whole shares of Common Stock otherwise issuable to the Optionee upon exercise of the Option, which shares of Common Stock received or withheld shall have a Fair Market Value on the date of exercise (as determined by the Committee in good faith) equal to the tax obligation to be paid by such Optionee upon such exercise;

               (B) by executing appropriate loan documents approved by the Committee by which such Optionee borrows funds from the Company to pay the withholding taxes due under this Section 6(l)(2), with such repayment terms as the Committee shall select;

               (C) by any combination of the foregoing methods of payment; or

               (D) by complying with any other payment mechanism as may be permitted for the issuance of equity securities under applicable securities and other laws and approved by the Committee from time to time.

          (3) The issuance, transfer or delivery of certificates of Common Stock pursuant to the exercise of an Option may be delayed, at the discretion of the Committee, until the Committee is satisfied that the applicable requirements of the federal and state securities laws and the withholding provisions of the Code have been met.

     (M) STOCK SPLIT, REORGANIZATION OR LIQUIDATION.

          (1) Upon the occurrence of any of the following events, the Committee shall, with respect to each outstanding Option, proportionately adjust the number of shares of Common Stock issuable upon exercise of such Option, the per share exercise price or both so as to preserve the rights of the Optionee substantially proportionate to the rights of such Optionee prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock issuable upon exercise of outstanding Options, the number of shares available under Section 5 (including the amount of the annual increase in the number of shares reserved for issuance described in
Section 5) shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Committee, the Company, the Company's shareholders, or any Optionee:

               (i) the Company shall at any time be involved in a transaction described in Section 424(a) of the Code (or any successor provision) or any "corporate transaction" described in the regulations promulgated thereunder;

               (ii) the Company subdivides its outstanding shares of Common
                    Stock into a greater number of shares of Common Stock (by stock dividend, stock split, reclassification or otherwise) or combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock (by reverse stock split, reclassification or otherwise); or

               (iii) any other event with substantially the same effect shall occur.

          (2) If the Company shall at any time declare an extraordinary dividend with respect to the Common Stock, whether payable in cash or other property, or is involved in any recapitalization, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock, or other similar event (including a merger or consolidation other than one that constitutes an Approved Transaction), the Committee may, in the exercise of its sole discretion and with respect to each outstanding Option, proportionately adjust the number of shares of Common Stock issuable upon exercise of such Option, the per share exercise price or both so as to preserve the rights of the Optionee substantially proportionate to the rights of such Optionee prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock issuable upon exercise of outstanding Options, the number of shares available under Section 5 of the Plan shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Committee, the Company, the Company's shareholders, or any Optionee.

          (3) The foregoing adjustments shall be made by the Committee or by the applicable terms of any assumption or substitution document.

          (4) With respect to the foregoing adjustments, the number of shares subject to an Option shall always be a whole number. The Committee may, if deemed appropriate, provide for a cash payment to any Optionee in connection with any adjustment made pursuant to this Section 6(m).

          (5) The grant of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

     (N) APPROVED TRANSACTIONS; CONTROL PURCHASE.

     In the event of any Approved Transaction or Control Purchase, if so provided for in the Agreement representing such Option, an Option may become exercisable in full in respect of the aggregate number of shares thereunder effective upon the Control Purchase or immediately prior to consummation of the Approved Transaction. In the case of an Approved Transaction, the Company shall provide notice of the pendency of the Approved Transaction at least fifteen (15) days prior to the expected date of consummation thereof to each Optionee entitled to acceleration. Each such Optionee shall thereupon be entitled to exercise the vested portion of the Option at any time prior to consummation of the Approved Transaction or immediately following the Control Purchase. Any such exercise shall be contingent on such consummation.

     Following consummation of the Approved Transaction or Control Purchase, and until such Option is terminated pursuant to Section 6(g) hereof, any vested portion of Options that are not exercised shall remain exercisable, and any unvested portions of any Options shall remain in effect and continue to vest in accordance with the vesting schedule specified at the time of grant, and upon such vesting shall become exercisable. Notwithstanding the foregoing, in its reasonable discretion, the Board may determine that any or all outstanding Options that are unvested at the time of, or are not exercised upon consummation of, the Approved Transaction or Control Purchase shall thereafter terminate, provided that, in making such determination, the Board shall consider the best interests of the Optionees, the Company and its shareholders, and will make such determination only if the action to be taken, in the opinion of the Board, is appropriate in light of the circumstances under which such determination is made.

     Moreover, except to the extent that such determination would render unavailable "pooling of interests" accounting treatment for any reorganization, merger or consolidation of the Company, the Board may take, or make effective provision for the taking of, such action as in the opinion of the Board is equitable and appropriate in order to substitute new stock options for any or all outstanding Options that do not become exercisable on an accelerated basis, or to assume such Options (which assumption may be effected by any means determined by the Board, in its discretion, including, but not limited to, by a cash payment to each Optionee, in cancellation of the Options held by him or her, of such amount as the Board determines, in its sole discretion, represents the then value of the Options) and in order to make such new stock options or assumed Options, as nearly as practicable, equivalent to the old Options, taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the Common Stock may be changed, converted or exchanged in connection with the Approved Transaction.

7. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

     (A) AWARD OF STOCK APPRECIATION RIGHTS.

     Stock appreciation rights ("SARs") may be granted to eligible participants, either on a free-standing basis (without regard to or in addition to the grant of an Option) or on a tandem basis (related to the grant of an underlying Option). SARs granted in tandem with or in addition to an Option may be granted either at the same time as the Option or at a later time; provided, however, that a tandem SAR shall not be granted with respect to any outstanding Incentive Stock Option without the consent of the Awardee. SARs shall be evidenced by Agreements stating the number of shares of Common Stock subject to the SAR evidenced thereby and the terms and conditions of such SAR. In no event shall a SAR be exercisable more than ten years from the date it is granted. The Awardee shall have none of the rights of a shareholder of the Company with respect to any shares of Common Stock represented by a SAR.

     (B) RESTRICTIONS OF TANDEM SARS.

     No Incentive Stock Option may be surrendered in connection with the exercise of a tandem SAR unless the Fair Market Value of the Common Stock subject to the Incentive Stock Option is greater than the exercise price for such Incentive Stock Option. SARs granted in tandem with Options shall be exercisable only to the same extent and subject to the same conditions as the Options related thereto are exercisable. Additional conditions to the exercise of any such tandem SAR may be prescribed.

     (C) AMOUNT OF PAYMENT UPON EXERCISE OF SARS.

     A SAR shall entitle the Awardee to receive, subject to the provisions of the Plan and the applicable Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the applicable Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. In the case of exercise of a tandem SAR, such payment shall be made in exchange for the surrender of the unexercised related Option (or any portion or portions thereof which the Awardee from time to time determines to surrender for this purpose).

     (D) FORM OF PAYMENT UPON EXERCISE OF SARS.

     Payment by the Company of the amount receivable upon any exercise of a SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Committee from time to time. If upon settlement of the exercise of a SAR an Awardee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Committee shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

8. RESTRICTED STOCK AWARDS.

     (A) NATURE OF RESTRICTED STOCK AWARDS.

     A Restricted Stock Award is an Award pursuant to which the Company may, in its sole discretion, grant or sell, at such purchase price as determined by the Committee, in its sole discretion, shares of Common Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("Restricted Stock"), which purchase price shall be payable in cash or other form of consideration acceptable to the Committee. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and Awardees.

     (B) RIGHTS AS A SHAREHOLDER.

     Upon execution of an Agreement setting forth the Restricted Stock Award and payment of any applicable purchase price, an Awardee shall have the rights of a shareholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the applicable Agreement. Unless the Committee shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 8(d) below, and the Awardee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

     (C) RESTRICTIONS.

     Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the applicable Agreement. If an Awardee's employment (or other service relationship) with the Company terminates under the conditions specified in the applicable Agreement, or upon such other event or events as may be stated in the applicable Agreement, the Company or its assigns shall have the right or shall agree, as may be specified in the applicable Agreement, to repurchase some or all of the shares of Common Stock subject to the Award at such purchase price as is set forth in such instrument.

     (D) VESTING OF RESTRICTED STOCK.

     The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the applicable Agreement.

     (E) WAIVER, DEFERRAL AND REINVESTMENT OF DIVIDENDS.

     The Restricted Stock Award Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

9. UNRESTRICTED STOCK AWARDS.

     (A) GRANT OR SALE OF UNRESTRICTED STOCK.

     The Committee may, in its sole discretion, grant (or sell at a purchase price determined by the Committee) an Unrestricted Stock Award to any Awardee, pursuant to which such Awardee may receive shares of Common Stock free of any vesting restrictions ("Unrestricted Stock") under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.

     (B) ELECTIONS TO RECEIVE UNRESTRICTED STOCK IN LIEU OF COMPENSATION.

     Upon the request of an Awardee and with the consent of the Committee, each such Awardee may, pursuant to an advance written election delivered to the Company no later than the date specified by the Committee, receive a portion of the cash compensation otherwise due to such Awardee in the form of shares of Unrestricted Stock either currently or on a deferred basis.

     (C) RESTRICTIONS ON TRANSFERS.

     The right to receive shares of Unrestricted Stock on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

10. SECURITIES REGULATION AND TAX WITHHOLDING.

     (a) No shares of Common Stock shall be issued upon exercise of an Award unless the exercise of such Award and the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act, the Exchange Act, the rules and regulations thereunder and the requirements of any stock exchange upon which such shares may then be listed, and such issuance shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of such shares. The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance and sale of any shares under the Plan, or the unavailability of an exemption from registration for the issuance and sale of any shares under the Plan, shall relieve the Company of any liability with respect to the non-issuance or sale of such shares.

     As long as the Common Stock is not registered under the Exchange Act, the Company intends that all offers and sales of Awards and shares of Common Stock issuable upon exercise of Awards shall be exempt from registration under the provisions of Section 5 of the Securities Act, and the Plan shall be administered in a manner so as to preserve such exemption. The Company also intends that the Plan shall constitute a written compensatory benefit plan, within the meaning of Rule 701(b) promulgated under the Securities Act, and that each Award granted pursuant to the Plan at a time when the Common Stock is not registered under the Exchange Act shall, unless otherwise specified by the Committee at the time the Award is granted or at any time thereafter, be granted in reliance on the exemption from the registration requirements of Section 5 of the Securities Act provided by Rule 701.

     As a condition to the exercise of an Award, the Committee may require the Awardee to represent and warrant in writing at the time of such exercise that the shares of Common Stock issuable upon exercise of the Award are being purchased only for investment and without any then-present intention to sell or distribute such shares. At the option of the Committee, a stop-transfer order against such shares may be placed on the stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the certificates representing such shares in order to assure an exemption from registration. The Committee also may require such other documentation as it shall, in its discretion, deem necessary from time to time to comply with federal and state securities laws. THE COMPANY HAS NO OBLIGATION TO UNDERTAKE REGISTRATION OF ANY AWARD OR ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF ANY AWARD.

     (b) The Awardee shall pay to the Company by certified or cashier's check, promptly upon exercise of the Award or, if later, the date that the amount of such obligations becomes determinable, all applicable federal, state, local and foreign withholding taxes that the Committee, in accordance with the applicable rules and regulations, determines to result from the exercise of the Award or from a transfer or other disposition of shares of Common Stock acquired upon exercise of the Award or otherwise related to the Award or shares of Common Stock acquired upon exercise of the Award, which determination by the Committee of the amount due shall be binding upon the Awardee. Upon approval of the Committee, such Awardee may satisfy such obligation by complying with one or more of the following alternatives selected by the Committee:

               (i) by delivering to the Company whole shares of Common Stock then owned by such Awardee, or by the Company withholding whole shares of Common Stock otherwise issuable to the Awardee upon exercise of the Award, which shares of Common Stock received or withheld shall have a Fair Market Value on the date of exercise (as determined by the Committee in good faith) equal to the tax obligation to be paid by such Awardee upon such exercise;

               (ii) by executing appropriate loan documents approved by the Committee by which such Awardee borrows funds from the Company to pay the withholding taxes due under this Section 10, with such repayment terms as the Committee shall select;

               (iii) by any combination of the foregoing methods of payment; or

               (iv) by complying with any other payment mechanism as may be permitted for the issuance of equity securities under applicable securities and other laws and approved by the Committee from time to time.

     (c) The issuance, transfer or delivery of certificates of Common Stock pursuant to the exercise of an Award may be delayed, at the discretion of the Committee, until the Committee is satisfied that the applicable requirements of the federal and state securities laws and the withholding provisions of the Code have been met.

11. STOCK SPLIT, REORGANIZATION OR LIQUIDATION.

     (a) Upon the occurrence of any of the following events, the Committee shall, with respect to each outstanding Award, proportionately adjust the number of shares of Common Stock issuable upon exercise of such Award, the per share exercise price or both so as to preserve the rights of the Awardee substantially proportionate to the rights of such Awardee prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock issuable upon exercise of outstanding Awards, the number of shares available under Section 5 (including the amount of the annual increase in the number of shares reserved for issuance described in Section 5) shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Committee, the Company, the Company's shareholders, or any Awardee:

               (i) the Company shall at any time be involved in a transaction described in Section 424(a) of the Code (or any successor provision) or any "corporate transaction" described in the regulations promulgated thereunder;

               (ii) the Company subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock dividend, stock split, reclassification or otherwise) or combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock (by reverse stock split, reclassification or otherwise); or

               (iii) any other event with substantially the same effect shall occur.

     (b) If the Company shall at any time declare an extraordinary dividend with respect to the Common Stock, whether payable in cash or other property, or is involved in any recapitalization, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock, or other similar event (including a merger or consolidation other than one that constitutes an Approved Transaction), the Committee may, in the exercise of its sole discretion and with respect to each outstanding Award, proportionately adjust the number of shares of Common Stock issuable upon exercise of such Award, the per share exercise price or both so as to preserve the rights of the Awardee substantially proportionate to the rights of such Awardee prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock issuable upon exercise of outstanding Awards, the number of shares available under Section 5 of the Plan shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Committee, the Company, the Company's shareholders, or any Awardee.

     (c) The foregoing adjustments shall be made by the Committee or by the applicable terms of any assumption or substitution document.

     (d) With respect to the foregoing adjustments, the number of shares subject to an Award shall always be a whole number. The Committee may, if deemed appropriate, provide for a cash payment to any Awardee in connection with any adjustment made pursuant to this Section 11.

     (e) The grant of an Award shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

12. APPROVED TRANSACTIONS; CONTROL PURCHASE.

     In the event of any Approved Transaction or Control Purchase, if so provided for in the Agreement representing such Award, an Award may become exercisable in full in respect of the aggregate number of shares thereunder effective upon the Control Purchase or immediately prior to consummation of the Approved Transaction. In the case of an Approved Transaction, the Company shall provide notice of the pendency of the Approved Transaction at least fifteen (15) days prior to the expected date of consummation thereof to each Awardee entitled to acceleration. Each such Awardee shall thereupon be entitled to exercise the vested portion of the Award at any time prior to consummation of the Approved Transaction or immediately following the Control Purchase. Any such exercise shall be contingent on such consummation.

     Following consummation of the Approved Transaction or Control Purchase, and until such Award is terminated, any vested portion of Awards that are not exercised shall remain exercisable, and any unvested portions of any Awards shall remain in effect and continue to vest in accordance with the vesting schedule specified at the time of grant, and upon such vesting shall become exercisable. Notwithstanding the foregoing, in its reasonable discretion, the Board may determine that any or all outstanding Awards that are unvested at the time of, or are not exercised upon consummation of, the Approved Transaction or Control Purchase shall thereafter terminate, provided that, in making such determination, the Board shall consider the best interests of the Awardees, the Company and its shareholders, and will make such determination only if the action to be taken, in the opinion of the Board, is appropriate in light of the circumstances under which such determination is made.

     Moreover, except to the extent that such determination would render unavailable "pooling of interests" accounting treatment for any reorganization, merger or consolidation of the Company, the Board may take, or make effective provision for the taking of, such action as in the opinion of the Board is equitable and appropriate in order to substitute new awards for any or all outstanding Awards that do not become exercisable on an accelerated basis, or to assume such Awards (which assumption may be effected by any means determined by the Board, in its discretion, including, but not limited to, by a cash payment to each Awardee, in cancellation of the Awards held by him or her, of such amount as the Board determines, in its sole discretion, represents the then value of the Awards) and in order to make such new stock options or assumed Awards, as nearly as practicable, equivalent to the old Awards, taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the Common Stock may be changed, converted or exchanged in connection with the Approved Transaction.

13. EFFECTIVE DATE; TERM.

     The Plan shall be effective at the time specified in the resolutions of the Board adopting the Plan (the "Effective Date"). Awards may be granted by the Committee or Executive Officer from time to time thereafter until the tenth anniversary of the Effective Date. Termination of the Plan shall not terminate any Award granted prior to such termination. Issuance of Non-Qualified Stock Options under the Plan shall be subject to the requirement of RCW 21.20.310(10) that the Administrator of Securities of the Department of Financial Institutions of the State of Washington be provided with notification of the adoption of the Plan. No Non-Qualified Stock Option shall be granted hereunder until this notification requirement has been satisfied. Issuance of Incentive Stock Options under the Plan within twelve (12) months after the Effective Date shall be subject to the approval of the Plan by the shareholders of the Company at a duly held meeting


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

of shareholders at which a majority of all outstanding voting stock of the Company is represented in person or by proxy. The approval required shall be a majority of the votes cast on the proposal to approve the Plan. Such approval may also be provided pursuant to a written consent in lieu of such meeting. No Incentive Stock Option granted hereunder shall be exercisable until this approval requirement has been satisfied. If this requirement is not satisfied within twelve (12) months after the Effective Date, then, notwithstanding any contrary provision in the Plan (a) no Incentive Stock Options may thereafter be granted under the Plan, and (b) each Incentive Stock Option granted under the Plan prior thereto shall automatically be deemed to be a Non-Qualified Stock Option (except to the extent the Agreement evidencing the Option expressly provides otherwise).

14. NO OBLIGATIONS TO EXERCISE AWARD.

     The grant of an Award shall impose no obligation upon the Awardee to exercise such Award.

15. NO RIGHT TO AWARDS OR TO EMPLOYMENT.

     Whether or not any Awards are to be granted under the Plan shall be exclusively within the discretion of the Committee, and nothing contained in the Plan shall be construed as giving any person any right to participate under the Plan. The grant of an Award to any Awardee shall in no way constitute any form of agreement or understanding binding on the Company or any Related Corporation, express or implied, that the Company or such Related Corporation will employ or contract with such Awardee for any length of time, nor shall it interfere in any way with the Company's or, where applicable, a Related Corporation's right to terminate such Awardee's employment at any time, which right is hereby reserved.

16. APPLICATION OF FUNDS.

     The proceeds received by the Company from the sale of Common Stock issued upon the exercise of Awards shall be used for general corporate purposes, unless otherwise directed by the Board.

17. INDEMNIFICATION OF COMMITTEE.

     In addition to all other rights of indemnification they may have by virtue of being a member of the Board or an executive officer of the Company, members of the Committee and the Executive Officer shall be indemnified by the Company for all reasonable expenses and liabilities of any type or nature, including attorneys' fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, the Plan or any Award granted under the Plan, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by independent legal counsel selected by the Company), except to the extent that such expenses relate to matters for which it is adjudged that such Committee member or Executive Officer is liable for willful misconduct; provided, however, that within fifteen (15) days after the institution of any such action, suit or proceeding, the Committee member or Executive Officer involved therein shall, in writing, notify the Company of such action, suit or proceeding, so that the Company may have the opportunity to make appropriate arrangements to prosecute or defend the same.

18. SHAREHOLDERS AGREEMENT.

     Unless the Agreement evidencing an Award expressly provides otherwise, each Awardee may be required, as a condition to the issuance of any shares of Common Stock that such Awardee acquires upon the exercise of the Award, to execute and deliver to the Company a shareholders agreement in such form as may be required by the Company at the time of such exercise, or a counterpart thereof, together with, unless the Awardee is unmarried, a spousal consent in the form required thereby, unless the Awardee has previously executed and delivered such documents and they are in effect at the time of exercise and apply by their terms to the shares to be issued.

19. SEPARABILITY.

     With respect to Incentive Stock Options, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out in full herein; provided, however, that to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, the Option, to that extent, shall be deemed to be a Non-Qualified Stock Option for all purposes of the Plan.

20. NON-EXCLUSIVITY OF THE PLAN.

     Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than pursuant to the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

21. EXCLUSION FROM PENSION AND PROFIT-SHARING COMPUTATION.

     By acceptance of an Award, unless otherwise provided in the Agreement evidencing the Award, the Awardee with respect to such Award shall be deemed to have agreed that the Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment or other benefit under any pension, retirement or other employee benefit plan, program or policy of the Company or any of its affiliates.

22. AMENDMENT OF PLAN.

     The Board may, at any time, modify, amend or terminate the Plan or modify or amend any Award granted pursuant to the Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable statutes, rules or regulations; provided, however, that no amendment with respect to an outstanding Award which has the effect of reducing the benefits afforded to the Awardee shall be made over the objection of such Awardee; further provided, that the events triggering acceleration of vesting of an outstanding Award may be modified, expanded or eliminated without the consent of the Awardee. The Board may condition the effectiveness of any such amendment on the receipt of shareholder approval at such time and in such manner as the Committee may consider necessary for the Company to comply with or to avail the Company, the Awardees or both of the benefits of any securities, tax, market listing or other administrative or regulatory requirement which the Board determines to be desirable. Without limiting the generality of the foregoing, the Board may modify grants to persons who are eligible to receive Awards under the Plan who are foreign nationals or employed outside the United States to recognize differences in local law, tax policy or custom.

Date Amended and Restated Plan was Approved by Board of Directors of Company:   January 29, 1998

Date Amended and Restated Plan was Approved by Shareholders of Company:         January 29, 1998

As Amended by the Board of Directors and Shareholders of the Company:           August 31, 1999
                                                                                May 2, 2000
                                                                                April 29, 2003
                                                                                May 12, 2005


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